UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2012

SoundBite Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33790	04-3520763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Crosby Drive Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 897-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 6, 2012, we delivered a letter agreement to GameStop Corp. and GameStop Inc., which together we refer to below as GameStop, in which we agreed to indemnify GameStop in relation to class action litigation entitled Karayan v. GameStop Corp. and GameStop Inc., which we refer to below as the Litigation. We are not a named defendant or other party in the Litigation. A copy of the letter agreement is being filed as Exhibit 10.1 to this Form 8-K.

When using our proactive customer communications service for text messaging, companies provide for the use of “mobile termination” text messages, which are transmitted automatically when a company receives a text message indicating that the sender wishes to “opt out” of further text communications from the company. A mobile termination text message confirms that the company received the opt-out message and will not send any additional text messages. The transmission of mobile termination text messages is identified as a “best practice” in the U.S. Consumer Best Practices Manual of the Mobile Marketing Association, a leading global trade association, and is required by the terms of our agreements with our data aggregators.

Over the past several months, class action litigation has been initiated against a number of banks and retailers, including some of our clients, alleging that mobile termination text messages violate the U.S. Telephone Consumer Protection Act, which seeks to protect the privacy interests of residential telephone subscribers. On October 21, 2011, we received a notice from GameStop requesting indemnification in connection with the Litigation.

After investigation, we determined to deliver the letter agreement dated January 6, 2012 in order to, pursuant to the provisions of our Master Pricing Agreement with GameStop, (a) indemnify GameStop for damages, losses and fees resulting from the aspects of the Litigation relating to mobile termination text messages and (b) confirm that we will take sole control over the defense, and any settlement, of those aspects of the Litigation. In addition to claims relating to mobile termination text messages, the Litigation also asserts claims alleging that GameStop is liable to certain of its customers because it failed to obtain prior express consent to the delivery of text messages. In the letter agreement, we reserved our rights concerning any argument that we may have as to our obligation to indemnify GameStop with respect to the aspects of the Litigation relating to the alleged lack of prior express consent.

We intend to defend vigorously against the claims in the Litigation that allege GameStop violated provisions of the U.S. Telephone Consumer Protection Act in delivering mobile termination text messages. We are continuing to investigate this matter. At this time it is not possible for us to estimate the amount, if any, of damages, losses, fees and other expenses that we will incur as the result of our indemnification obligations to GameStop, but such an amount could have a material adverse effect on our business, financial condition and operating results. Even if we succeed in defending against the Litigation, we are likely to incur substantial costs and our management’s attention will be diverted from our operations.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit relating to Item 1.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

10.1	Letter agreement dated January 6, 2012 from SoundBite Communications, Inc. to GameStop Corp. and GameStop Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of January 9, 2012.

SOUNDBITE COMMUNICATIONS, INC.

By:	/s/ Robert C. Leahy
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter agreement dated January 6, 2012 from SoundBite Communications, Inc. to GameStop Corp. and GameStop Inc.